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                                                                    EXHIBIT 10.3



                            JDS UNIPHASE CORPORATION
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                         AS AMENDED ON NOVEMBER 9, 2001
                    AS AMENDED AND RESTATED ON JULY 31, 2002



I.  PURPOSE

               The JDS Uniphase Corporation 1998 EMPLOYEE STOCK PURCHASE PLAN (the "Plan") is intended to provide eligible employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code (the "Code").

II.  DEFINITIONS

               For purposes of administration of the Plan, the following terms shall have the meanings indicated:

               Compensation means the (i) regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus (ii) any amounts contributed by the Corporation or any Corporate Affiliate pursuant to a salary reduction agreement which are not includible in the gross income of the Participant by reason of Code Sections 402(e)(3) or 125, plus (iii) all of the following amounts to the extent paid in cash: overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments. However, Eligible Earnings shall not include any contributions (other than those excludible from the Participant's gross income under Code Sections 402(e)(3) or 125) made on the Participant's behalf by the Corporation or any Corporate Affiliate to any deferred compensation plan or welfare benefit program now or hereafter established.

               Board means the Board of Directors of the Company.

               Company means JDS Uniphase Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of JDS Uniphase Corporation, which shall by appropriate action adopt the Plan.

               Corporate Affiliate means any company which is either the parent corporation or a subsidiary corporation of the Company (as determined in accordance with Section 424 of the Code), including any parent or subsidiary corporation which becomes such after the Effective Date.

               Effective Date means August 1, 1998. However, should any Corporate Affiliate become a Participating Company in the Plan after such applicable date, then such entity shall designate a separate Effective Date with respect to its employee-Participants.

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               Employee means any person who is regularly engaged, for a period of more than 20 hours per week and more than 5 months per calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121(a) of the Code. For purposes of the Plan, a person's employment with the Company or a Participating Company terminates and the person ceases to be an Employee on the date on which such person ceases to provide continuous active service to the Company or Participating Company. In jurisdictions requiring notice in advance of an effective termination of an employee's employment, an employee's continuous active service shall be deemed terminated upon the actual cessation of the active performance of duties or responsibilities in providing services to the Company or a Participating Company, notwithstanding any required notice period that must be fulfilled or pay in lieu of notice or severance pay that must be provided before a termination as an employee can otherwise become effective under applicable laws, regardless of whether such notice has been fulfilled or pay in lieu of notice or severance pay has been provided. Further, and notwithstanding anything else in the Plan, a person's employment with the Company or a Participating Company terminates and the person ceases to be an Employee on the date that he or she is notified that his or her employment is terminated for cause or for just cause. The terms "termination of employment" or "cessation of Employee status" or similar terms have meaning corresponding to this definition of "Employee."

               Quarter means any three-month period commencing August 1, November 1 February 1 or May 1, during each calendar year during the term of the Plan.

               Participant means any Employee of a Participating Company who is actively participating in the Plan.

               Participating Company means the Company and such Corporate Affiliate or Affiliates as may be designated from time to time by the Board.

               Plan Administrator means either the Board or a Committee of the Board that is responsible for administration of the Plan.

               Stock means shares of the common stock of the Company.

III.  ADMINISTRATION

               (a) The Plan shall be administered by the Plan Administrator which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Plan Administrator shall, to the full extent permitted by applicable law, be final and binding upon all persons.

               (b) No member of the Committee while serving as such shall be eligible to participate in the Plan.

IV.  PURCHASE PERIODS

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               (a) Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with
Article X or Article XI.

               (b) The Plan shall be implemented in a series of overlapping purchase periods, each to be of such duration (not to exceed twenty-four (24) months per purchase period) as determined by the Plan Administrator prior to the commencement date of the purchase period. The initial purchase period will begin on the Effective Date and subsequent purchase periods will commence, at the Plan Administrator's discretion, either on the first day of each succeeding Quarter or of each alternate succeeding Quarter. Accordingly, either four (4) or two (2) separate purchase periods may commence in each subsequent calendar year during which the Plan remains in existence. The Plan Administrator shall have the authority to change the length of any purchase period by announcement at least thirty (30) days prior to the commencement of such purchase period and to determine whether subsequent purchase periods shall be consecutive or overlapping. A purchase period may be terminated by the Plan Administrator on any date of exercise if the Plan Administrator determines that the termination of the purchase period is in the best interests of the Company and its stockholders.

               (c) The Participant shall be granted a separate purchase right for each purchase period in which he/she participates. The purchase right shall be granted on the first day of the purchase period and shall be automatically exercised in (i) successive quarterly installments on the last day of each Quarter such purchase right remains outstanding, in the case of quarterly purchase periods, or (ii) successive semi-annual installments on the last day of each alternate Quarter such purchase right remains outstanding, in the case of semi-annual purchase periods.

               (d) The acquisition of Stock through participation in the Plan for any purchase period shall neither limit nor require the acquisition of Stock by the Participant in any subsequent purchase period.

               (e) Under no circumstances shall any purchase rights granted under the Plan be exercised, nor shall any shares of Stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Company's stockholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which the Stock is listed and all other applicable requirements established by law or regulation.

V.  ELIGIBILITY AND PARTICIPATION

               (a) Every Employee of a Participating Company shall be eligible to participate in the Plan on the first day of the first purchase period following the Employee's commencement of service with the Company or any Corporate Affiliate, but in no event shall participation commence prior to the Effective Date.

               (b) In order to participate in the Plan for a particular purchase period, the Employee must complete the enrollment forms prescribed by the Plan Administrator

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(including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) prior to the commencement date of the purchase period.

               (c) The payroll deduction authorized by a Participant for purposes of acquiring Stock under the Plan may be any multiple of 1% of Compensation paid to the Participant during the relevant purchase period, up to a maximum of 10%. The deduction rate so authorized shall continue in effect for the entire purchase period unless the Participant shall, prior to the end of the purchase period for which the purchase right is in effect, reduce the rate by filing the appropriate form with the Plan Administrator (or its designate). The reduced rate shall become effective as soon as practicable following the filing of such form. Each Participant shall be permitted such a rate reduction only four (4) times in each purchase period. The reduced rate shall continue in effect for the entire purchase period and for each subsequent purchase period, unless the Participant shall, prior to the commencement of any subsequent purchase period, designate a different rate (up to the 10% maximum) by filing the appropriate form with the Plan Administrator (or its designate). The new rate shall become effective for the first purchase period commencing after the filing of such form. Payroll deductions, however, will automatically cease upon the termination of the Participant's purchase right in accordance with Section VII(d) or (e) below.

               (d) With respect to Participants who are not United States residents, the amount deducted for each such Participant shall be deducted from the Participant's salary in the currency in which such Participant is compensated and shall be converted to United States dollars by using the noon buying rate as reported by the Federal Reserve Bank of New York for the purchase of United States dollars with such currency on the day Stock is purchased for the Participant's account.

VI.  STOCK SUBJECT TO PLAN

               (a) The Stock purchasable by Participants under the Plan shall, solely in the Board's discretion, be made available from either authorized but unissued Stock or from reacquired Stock, including shares of Stock purchased on the open market. The total number of shares of Stock which may be issued under the Plan shall not exceed Fifty Million (50,000,000) shares (subject to adjustment under Section VI(b). With respect to any amendment to increase the total number of shares of Stock under the Plan, the Plan Administrator shall have discretion to disallow the purchase of any increased shares of Stock for purchase periods in existence prior to such increase. If the Plan Administrator determines that on a given purchase date the number of shares with respect to which purchase rights are to be exercised may exceed (x) the number of shares then available for sale under the Plan or (y) the number of shares available for sale under the Plan on the commencement date(s) of one or more of the purchase periods in which such purchase date is to occur, the Plan Administrator may make a pro-rata allocation of the shares remaining available for purchase on such commencement date or purchase date, as applicable, in as uniform a manner as shall be practicable and as it shall determine to be equitable, and shall either continue all purchase periods then in effect or terminate any one or more purchase periods then in effect. Any amount remaining in a Participant's

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payroll account following such pro-rata allocation shall be promptly refunded to the Participant and shall not be carried over to any future purchase period.

               (b) In the event any change is made to the Stock purchasable under the Plan by reason of any recapitalization, stock dividend, stock split, combination of shares or other change affecting the outstanding common stock of the Company as a class without receipt of consideration, then appropriate adjustments shall be made by the Plan Administrator to the class and maximum number of shares purchasable under the Plan, the class and maximum number of shares purchasable per Participant under any purchase right outstanding at the time or purchasable per Participant over the term of the Plan, and the class and number of shares and the price per share of the Stock subject to outstanding purchase rights held by Participants under the Plan.

VII.  PURCHASE RIGHTS

               An Employee who participates in the Plan for a particular purchase period shall have the right to purchase Stock on the purchase dates designated by the Plan Administrator for such purchase period upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

               (a) Purchase Price. The purchase price per share shall be the lesser of (i) 85% of the fair market value of a share of Stock on the date on which the purchase right is granted or (ii) 85% of the fair market value of a share of Stock on the date the purchase right is exercised. For purposes of determining such fair market value (and for all other valuation purposes under the Plan), the fair market value per share of Stock on any date shall be the closing selling price per share (or the closing bid, if no sales are reported on such date), as officially quoted on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, on the date of determination (or, if no closing selling price or closing bid was reported on that date, as applicable, on the last trading date such closing selling price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable;

               (b) Number of Purchasable Shares. The number of shares purchasable by a Participant on any particular purchase date shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the quarterly or semi-annual period beginning with the start of the purchase period or the most recent purchase date in the same purchase period (whichever is applicable), together with any amount carried over from the preceding purchase date in the same purchase period pursuant to the provisions of Section VII(f), by the purchase price in effect for such purchase date. However, the maximum number of shares purchasable by the Participant pursuant to any one outstanding purchase right shall not exceed 40,000 shares (subject to adjustment under Section VI(b)).

               Under no circumstances shall purchase rights be granted under the Plan to any Employee if such Employee would, immediately after the grant, own (within the meaning of Section 424(d) of the Code), or hold outstanding options or other rights to purchase,

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stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.

               (c) Payment. Payment for Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the commencement date of the relevant purchase period and shall terminate with the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant's individual account under the Plan, but no interest shall be paid on the balance from time to time outstanding in the account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

               (d) Termination of Purchase Rights.

                      (i) A Participant may, prior to any purchase date,
               terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate). The Company will then refund the payroll deductions which the Participant made with respect to the terminated purchase right, and no further amounts will be collected from the Participant with respect to such terminated right.

                      (ii) The termination shall be irrevocable with respect to
               the particular purchase period to which it pertains and shall also require the Participant to re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) if the Participant wishes to resume participation in a subsequent purchase period.

               (e) Termination of Employment. If a Participant ceases Employee status during any purchase period, then the Participant's outstanding purchase right under the Plan shall immediately terminate and all sums previously collected from the Participant and not previously applied to the purchase of stock during such purchase period shall be promptly refunded. However, should the Participant die or become permanently disabled while in Employee status, then the Participant or the person or persons to whom the rights of the deceased Participant under the Plan are transferred by will or by the laws of descent and distribution (the "successor") will have the election, exercisable at any time prior to the purchase date for the quarterly or semi-annual period in which the Participant dies or becomes permanently disabled, to (i) withdraw all of the funds in the Participant's payroll account at the time of his/her cessation of Employees status or (ii) have such funds held for purchase of shares of Stock on the purchase date. In no event, however, shall any further payroll deductions be added to the Participant's account following his/her cessation of Employee status.

               For purposes of the Plan a Participant shall be deemed to be permanently disabled if he/she is unable, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of at least twelve (12) months, to engage in any substantial gainful employment.

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               (f) Stock Purchase. Outstanding purchase rights shall be
automatically exercised in a series of successive installments as provided in
Section IV(c). The exercise shall be effected by applying the amount credited to the Participant's account on the last date of the Quarter, in the case of a purchase period in which purchases are effected quarterly, or the last date of the alternate Quarter, in the case of a purchase period in which purchases are effected semi-annually, to the purchase of whole shares of Stock (subject to the limitations on the maximum number of purchasable shares set forth in Section VII(b)) at the purchase price in effect for such purchase date. Any amount remaining in the Participant's account after such exercise shall be held for the purchase of Stock on the next quarterly or semi-annual purchase date within the purchase period; provided, however, that any amount not applied to the purchase of Stock at the end of a purchase period shall be refunded promptly after the close of the purchase period and any amount not applied to the purchase of stock by reason by the Section VII(b) or the Section VIII limitations on the maximum number of purchasable shares shall be refunded promptly after the quarterly or semi-annual purchase date.

               (g) Rights as Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by the purchase rights granted to the Participant under the Plan until the shares are actually purchased on the Participant's behalf in accordance with Section VII(f). No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

               (h) Assignability. No purchase rights granted under the Plan shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution, and the purchase rights shall, during the lifetime of the Participant, be exercisable only by such Participant.

               (i) Merger or Liquidation of Company. In the event the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated) or in the event the Company is liquidated, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to such sale, merger, reorganization or liquidation by applying all sums previously collected from Participants pursuant to their payroll deductions in effect for such rights to the purchase of whole shares of Stock, subject, however, to the applicable limitations of Section VII(b) and
Section VIII.

VIII.  ACCRUAL LIMITATIONS

               (a) No Participant shall be entitled to accrue rights to acquire Stock pursuant to any purchase right under this Plan if and to the extent such accrual, when aggregated with (I) Stock rights accrued under other purchase rights outstanding under this Plan and (II) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such

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rights are at any time outstanding.

               (b) For purposes of applying the accrual limitations of Section VIII(a), the right to acquire Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

                      (i) The right to acquire Stock under each such purchase right shall accrue in a series of successive quarterly or semi-annual installments as and when the purchase right first becomes exercisable for each installment as provided in Section IV(c).

                      (ii) No right to acquire Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to that purchase right or one or more other purchase rights which may have been held by the Participant during such calendar year.

                      (iii) If by reason of the Section VIII(a) limitations, the Participant's outstanding purchase right does not accrue for a particular purchase date of any purchase period, then the payroll deductions which the Participant made during that quarterly or semi-annual period with respect to such purchase right shall be promptly refunded.

               (c) In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

IX.  STATUS OF PLAN UNDER FEDERAL TAX LAWS

               (a) The Plan is designed to qualify as an employee stock purchase plan under Section 423 of the Code. However, after the Effective Date, the Plan Administrator may, at its discretion, cease to administer the Plan as a qualified employee stock purchase plan under Code Section 423. Accordingly, share purchases effected under the Plan at any time after the Plan ceases to be administered as a qualified employee stock purchase plan under Code Section 423 (whether pursuant to purchase rights granted before or after the Plan ceases to be qualified) shall result in taxable income to each Participant equal to the excess of (i) the fair market value of the purchased shares on the purchase date over (ii) the purchase price paid for such shares.

               (b) To the extent required by law, the Company's obligation to deliver shares to the Participant upon the exercise of any outstanding purchase right shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment and similar non-United States tax withholding requirements.

X.  AMENDMENT AND TERMINATION

               (a) The Board may from time to time alter, amend, suspend or discontinue the

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Plan; provided, however, that no such action shall become effective prior to the exercise of outstanding purchase rights at the end of the quarterly or semi-annual period in which such action is authorized. To the extent necessary to comply with Code Section 423, the Company shall obtain stockholder approval in such a manner and to such a degree as required.

               (b) The Company shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate the Plan or to terminate one or more purchase rights under the Plan immediately following the end of a quarterly or semi-annual purchase date. Should the Company elect to exercise its right to terminate the Plan, then the Plan shall terminate in its entirety, and no further purchase rights shall thereafter be granted, and no further payroll deductions shall thereafter be collected, under the Plan.

XI.  GENERAL PROVISIONS

               (a) The Plan shall terminate upon the earlier of (i) August 1, 2008 or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

               (b) All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

               (c) Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration, and such person's employment may be terminated at any time, with or without cause. Termination of the Plan, or of a person's status as an Employee or a Participant under the Plan, shall not constitute a constructive dismissal of the Participant's employment with the Company or a Participating Company. Further, no person shall have any rights or entitlement under the Plan after such person has ceased to be an Employee for purposes of the Plan or a Participant in the Plan.

               (d) Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties, except to the extent the internal laws of the State of California are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.